                                                                    EXHIBIT 99.2

                     UNAUDITED PRO FORMA CONDENSED COMBINING

                             FINANCIAL STATEMENTS OF
                      ENDEAVOUR INTERNATIONAL CORPORATION
                  (FORMERLY CONTINENTAL SOUTHERN RESOURCES, INC.)

                TO REFLECT THE OFFERING, MERGER AND RESTRUCTURING

                     UNAUDITED PRO FORMA CONDENSED COMBINING
          FINANCIAL STATEMENTS OF ENDEAVOUR INTERNATIONAL CORPORATION
                  (FORMERLY  CONTINENTAL SOUTHERN RESOURCES, INC.)

The accompanying pro forma financial statements are presented in accordance with
Article 11 of Regulation S-X. The following unaudited pro forma condensed combined financial information reflects adjustments to give affect to the following:

         - The issuance by Continental Southern Resources, Inc. (the "Company" or "CSOR") of 25 million shares of common stock at $2.00 per share in a private placement (the "Offering").

         - The Company's restructuring of various financial and shareholder related items (the "Restructuring") as follows:

                  - Repayment of $1,500,000 principal amount of our outstanding convertible notes;

                  - Issuance of 1,026,624 shares of our common stock in exchange for the $1,550,000 principal balance and accrued interest due under the Michael P. Marcus convertible debenture at a conversion price of $1.75;

                  - Issuance of 375,000 shares of our common stock in exchange for the $600,000 principal balance and accrued interest due under the Trident convertible debenture at a conversion price of $1.60;

                  - Issuance of 2,808,824 shares of our common stock upon conversion of all of the outstanding Series C Preferred Stock, and accrued dividends, at a conversion price of $1.70 per share;

                  - Purchase of all outstanding shares of Series A Preferred Stock and 20,212.86 shares of Series B Preferred Stock in exchange for certain of our non-core assets ;

                  - Purchase of 14.1 million shares of common stock and 103,500.07 shares of Series B Preferred Stock from RAM Trading, Ltd. for $5,330,948 in cash; and

                  - Sale of the Company's entire limited partnership interest in Knox Miss. Partners, L.P. for $500,000 in cash and a $4.5 million short-term note.

         - The acquisition (the "Merger") of NSNV, Inc. ("NSNV"), whereby the former shareholders of NSNV received an aggregate of 12.5 million common shares of the Company. Subsequent to the Merger, the Company was renamed Endeavour International Corporation ("Endeavour").

         - The income statement data assume that the Offering and Restructuring transactions were consummated on January 1, 2003. The income statement data assume that the Merger transactions were consummated on October 16, 2003, the inception of NSNV. The balance sheet data assume that all transactions were consummated on December 31, 2003.

     The unaudited pro forma condensed combining financial data are not necessarily indicative of the results of operations or the financial position which would have occurred had the transactions been consummated at January 1, 2003, nor are they necessarily indicative of future results of operations or financial position. The unaudited pro forma combined financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto of CSOR and NSNV.

                      ENDEAVOUR INTERNATIONAL CORPORATION
                (FORMERLY CONTINENTAL SOUTHERN RESOURCES, INC.)
                    UNAUDITED PRO FORMA CONDENSED COMBINING
                                 BALANCE SHEET
                            AS OF DECEMBER 31, 2003

                           Historical
                           Continental                                                                Pro Forma
                            Southern                       Pro Forma        The                        for the
                           Resources,   The Offering        for the    Restructuring                Restructuring
                              Inc.       Adjustments       Offering     Adjustments                 and Offering
                           -----------  ------------      -----------  -------------                -------------
                                                     ASSETS
CURRENT ASSETS:
   Cash                    $    56,680  $ 46,250,000 (A)  $46,306,680  $  (5,943,007)(B), (D), (E)   $40,363,673
   Notes Receivable            847,928                        847,928      3,652,072 (C), (D)          4,500,000
   Marketable Securities       719,480                        719,480       (719,480)(C)                       -
   Interest Receivables        225,186                        225,186       (225,186)(C), (D)                  -
   Other Current Assets      1,471,470                      1,471,470     (1,338,401)(B), (E)            133,069
                           -----------  ------------      -----------  -------------                 -----------
     Total Current Assets    3,320,744    46,250,000       49,570,744     (4,574,002)                 44,996,742

Oil and Gas Properties,
   Costs Not Being
   Amortized                 6,428,227                      6,428,227     (6,428,227)(C), (D)                  -
Equity Interests in
   Entities with Oil and
   Gas Properties            2,838,536                      2,838,536                                  2,838,536
Intangible Assets                    -                              -                                          -
Goodwill                             -                              -                                          -
Other Assets                    80,407                         80,407        (71,037)(E)                   9,370
                           -----------  ------------      -----------  -------------                 -----------

Total Assets               $12,667,914  $ 46,250,000      $58,917,914  $ (11,073,266)                $47,844,648
                           ===========  ============      ===========  =============                 ===========

                                                                    Endeavour -
                                                                   Pro Forma for
                                                                   the Offering,
                               Historical        The Merger       Restructuring,
                                  NSNV          Adjustments         and Merger
                               ----------       -----------       --------------
                                                ASSETS
CURRENT ASSETS:
   Cash                        $     1,000      $                  $ 40,364,673
   Notes Receivable                      -                            4,500,000
   Marketable Securities                 -                                    -
   Interest Receivables                  -                                    -
   Other Current Assets          1,000,000          (87,640) (M)      1,045,429
                               -----------      -----------        ------------
     Total Current Assets        1,001,000          (87,640)         45,910,102

Oil and Gas Properties,
   Costs Not Being
   Amortized                             -                                    -
Equity Interests in
   Entities with Oil and
   Gas Properties                        -                            2,838,536
Intangible Assets                1,238,335        7,686,665  (H)      8,925,000
Goodwill                                 -       16,745,745  (H)     16,745,745
Other Assets                     3,500,000                            3,509,370
                               -----------      -----------        ------------

Total Assets                    $5,739,335      $24,344,770        $ 77,928,753
                               ===========      ===========        ============

                      ENDEAVOUR INTERNATIONAL CORPORATION
                (FORMERLY CONTINENTAL SOUTHERN RESOURCES, INC.)
                     UNAUDITED PRO FORMA CONDENSED COMBINING
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 2003

                           Historical
                           Continental                                                                    Pro Forma
                            Southern                       Pro Forma        The                            for the
                           Resources,   The Offering        for the    Restructuring                    Restructuring
                              Inc.       Adjustments       Offering     Adjustments                     and Offering
                           -----------  ------------      -----------  -------------                    -------------
                                        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts Payable and
     Accrued Expenses     $  5,235,725  $    250,000 (A)  $ 5,485,725  $  (4,168,329)(B), (C), (E), (F)  $ 1,317,396
   Convertible Debentures    3,242,654                      3,242,654     (3,242,654)(B)                           -
   Deferred Equity Option      870,000                        870,000       (870,000)(G)                           -
   Other Current
     Liabilities                23,643                         23,643        (23,643)(C), (D)                      -
                          ------------  ------------      -----------  -------------                     -----------
     Total Current
     Liabilities             9,372,022       250,000        9,622,022     (8,304,626)                     1, 317,396

Other Liabilities                    -                              -                                              -
                          ------------  ------------      -----------  -------------                     -----------

Total Liabilities            9,372,022       250,000        9,622,022     (8,304,626)                      1,317,396

Minority Interest               29,505                         29,505                                         29,505

STOCKHOLDERS' EQUITY:
   Preferred Stock,
     Series A, B and C           4,713                          4,713         (4,693)(C), (E), (F)                20
   Common Stock                 37,145        25,000 (A)       62,145         (8,752)(B), (E), (F), (G)       53,393
   Additional Paid In
     Capital                50,175,898    45,975,000 (A)   96,150,898     (4,430,960)(B), (E), (F), (G)   91,719,938
   Less: Stock
     Subscription
     Receivables              (425,000)                      (425,000)       425,000 (C)                           -
   Other Equity               (490,036)                      (490,036)       489,036 (C)                      (1,000)
   Deficit Accumulated
     During the
     Development Stage     (46,036,333)                   (46,036,333)       761,729 (B), (C), (D)       (45,274,604)
                          ------------  ------------      -----------  -------------                     -----------
     Total Stockholders'
     Equity                  3,266,387    46,000,000       49,266,387     (2,768,640)                     46,497,747
                          ------------  ------------      -----------  -------------                     -----------

Total Liabilities and
   Stockholders' Equity   $ 12,667,914  $ 46,250,000      $58,917,914  $ (11,073,266)                    $47,844,648
                          ============  ============      ===========  =============                     ===========

                                                                           Endeavour -
                                                                          Pro Forma for
                                                                          the Offering,
                                     Historical         The Merger       Restructuring,
                                        NSNV           Adjustments         and Merger
                                     ----------        -----------       --------------
                          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts Payable and
     Accrued Expenses                $2,146,745        $   337,360  (H)   $  3,801,501
   Convertible Debentures                     -                                      -
   Deferred Equity Option                     -                                      -
   Other Current
     Liabilities                              -                                      -
                                     ----------        -----------        ------------
     Total Current
     Liabilities                      2,146,745            337,360           3,801,501

Other Liabilities                     3,500,000                              3,500,000
                                     ----------        -----------        ------------

Total Liabilities                     5,646,745            337,360           7,301,501

Minority Interest                             -                                 29,505

STOCKHOLDERS' EQUITY:
   Preferred Stock,
     Series A, B and C                        -                                     20
   Common Stock                           1,000             11,675  (H)         66,068
   Additional Paid In
     Capital                          1,227,221         23,860,104  (H)    116,807,263
   Less: Stock
     Subscription
     Receivables                     (1,000,000)                            (1,000,000)
   Other Equity                               -                                 (1,000)
   Deficit Accumulated
     During the
     Development Stage                 (135,631)           135,631  (H)    (45,274,604)
                                     ----------        -----------        ------------
     Total Stockholders'
     Equity                              92,590         24,007,410          70,597,747
                                     ----------        -----------        ------------

Total Liabilities and
   Stockholders' Equity              $5,739,335        $24,344,770        $ 77,928,753
                                     ==========        ===========        ============

                      ENDEAVOUR INTERNATIONAL CORPORATION
                (FORMERLY CONTINENTAL SOUTHERN RESOURCES, INC.)
                    UNAUDITED PRO FORMA CONDENSED COMBINING
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                                          Historical
                                         Continental                                                                Pro Forma for
                                          Southern                                           The                         the
                                         Resources,    The Offering      Pro Forma for  Restructuring               Restructuring
                                            Inc.        Adjustments      the Offering    Adjustments                 and Offering
                                        ------------   ------------      -------------  -------------               -------------
Revenues                                $     27,305   $                 $     27,305   $     (27,305)(I)           $          -

Expenses:
   Operating Expenses                        920,494                          920,494        (920,494)(I), (N)                 -
   Depletion and Amortization              1,496,725                        1,496,725      (1,496,725)(I)                      -
   Impairment of oil and gas properties   21,502,321                       21,502,321     (10,117,867)(I)             11,384,454
   Bad Debt Expense - Related Party        1,800,000                        1,800,000                                  1,800,000
   General and Administrative              2,261,451                        2,261,451        (297,249)(I), (N)         1,964,202
                                        ------------   ------------      ------------   -------------               ------------
     Total Expenses                       27,980,991                       27,980,991     (12,832,335)                15,148,656
                                        ------------   ------------      ------------   -------------               ------------

Loss from Operations                     (27,953,686)                     (27,953,686)     12,805,030                (15,148,656)

Other (Income) Expense:
   Equity interest in oil and gas
     partnerships                          1,217,317                        1,217,317                                  1,217,317
   Interest Income                          (239,950)                        (239,950)          1,408 (I), (N)          (238,542)
   Interest Expense                        3,569,992                        3,569,992      (3,554,547)(E), (I)            15,445
                                                                                                      (J), (N)
   Gain on Sale of Oil and Gas
     Interest                             (1,235,248)                      (1,235,248)                                (1,235,248)
   Loss on Sale of Marketable
     Securities                            1,659,220                        1,659,220                                  1,659,220
                                        ------------   ------------      ------------   -------------               ------------
     Total Other (Income) Expense          4,971,331                        4,971,331      (3,553,139)                 1,418,192
                                        ------------   ------------      ------------   -------------               ------------

Loss Before Minority Interest            (32,925,017)                     (32,925,017)     16,358,169                (16,566,848)

Minority Interest                             82,260                           82,260         (77,459)(I), (N)             4,801
                                        ------------   ------------      ------------   -------------               ------------

Net Loss                                 (32,842,757)                     (32,842,757)     16,280,710                (16,562,047)

Preferred Stock Dividends                 (4,405,708)                      (4,405,708)      4,245,836 (I), (K)          (159,872)
                                        ------------   ------------      ------------   -------------               ------------

Net Loss to Common Stockholders         $(37,248,465)                    $(37,248,465)  $  20,526,546               $(16,721,919)
                                        ============   ============      ============   =============               ============

Net Loss Per Share - Basic and Diluted  $      (1.06)                    $      (0.62)                              $      (0.33)
                                        ============   ============      ============                               ============

Weighted Average Number of Common
   Share Outstanding - Basic and
   Diluted                                35,076,435     25,000,000 (A)    60,076,435      (8,752,224)(I), (J), (K)   51,324,211
                                        ============   ============      ============   =============               ============

                                                                                    Endeavour -
                                                                                   Pro Forma for
                                                                                   the Offering,
                                                Historical        The Merger      Restructuring,
                                                   NSNV          Adjustments        and Merger
                                                ----------       -----------      --------------
Revenues                                        $          -     $                $           -

Expenses:
   Operating Expenses                                      -                                  -
   Depletion and Amortization                          5,181          32,007 (L)         37,188
   Impairment of oil and gas properties                    -                         11,384,454
   Bad Debt Expense - Related Party                        -                          1,800,000
   General and Administrative                        130,510                          2,094,712
                                                ------------     -----------      -------------
     Total Expenses                                  135,691          32,007         15,316,354
                                                ------------     -----------      -------------

Loss from Operations                                (135,691)        (32,007)       (15,316,354)

Other (Income) Expense:
   Equity interest in oil and gas
     partnerships                                          -                          1,217,317
   Interest Income                                         -                           (238,542)
   Interest Expense                                        -                             15,445
   Gain on Sale of Oil and Gas
     Interest                                              -                         (1,235,248)
   Loss on Sale of Marketable
     Securities                                            -                          1,659,220
                                                ------------     -----------      -------------
     Total Other (Income) Expense                          -               -          1,418,192
                                                ------------     -----------      -------------

Loss Before Minority Interest                       (135,691)        (32,007)       (16,734,546)

Minority Interest                                          -                              4,801
                                                ------------     -----------      -------------

Net Loss                                            (135,691)        (32,007)       (16,729,745)

Preferred Stock Dividends                                  -                           (159,872)
                                                ------------     -----------      -------------

Net Loss to Common Stockholders                 $   (135,691)    $   (32,007)       (16,889,617)
                                                ============     ===========      =============

Net Loss Per Share - Basic and Diluted          $      (1.36)                     $       (0.31)
                                                ============                      =============

Weighted Average Number of Common
   Share Outstanding - Basic and
   Diluted                                           100,000       2,539,178 (L)     53,963,389
                                                ============     ===========      =============

                      ENDEAVOUR INTERNATIONAL CORPORATION

                (FORMERLY CONTINENTAL SOUTHERN RESOURCES, INC.)

                     NOTES TO UNAUDITED PRO FORMA CONDENSED

                              COMBINING STATEMENTS

(A) To record the Offering by the issuance of 25,000,000 shares of common stock for proceeds of $46,000,000, net of placement agent commissions of $2,500,000, financial advisory fees of $1,250,000 and accrued offering expenses of $250,000.

(B) To record the repayment of $1,500,000 principal amount of our outstanding convertible notes and the conversion of all remaining convertible notes into common stock.

(C) To record the sale of BWP Gas LLC and various other non-core assets to the holders of the Series A Preferred Stock and certain holders of the Series B Preferred Stock as follows:

     -    Cash of $5,589;

     -    Notes receivable of $817,500;

     -    Interest receivables of $223,778;

     -    Accounts receivable of $10,276;

     -    Marketable securities of $719,480;

     -    Oil and gas properties not being amortized of $679,649;

     -    Developed oil and gas interests of $71,037;

     -    Accounts payable of $844,950;

     -    Deferred revenue of $20,143; and

     -    Subscription receivables of $425,000.

(D) To record the sale of all the limited partnership units in Knox Miss. Partners, L.P. for $5.0 million. The $5.0 million was payable $500,000 in cash and by the issuance of a $4.5 million short-term note that is secured by a pledge of the limited partnership interest. The assets and liabilities sold included the following:

     -    Cash of $6,470;

     -    Notes receivable of $30,428;

     -    Interest receivable of $1,408;

     -    Oil and gas properties not being amortized of $5,748,578;

     -    Payables for oil and gas interest of $2,018,913; and

     -    Note payable of $3,500.

(E) To record the purchase and retirement of 14.1 million shares of common stock and 103,500.07 shares of Series B Preferred Stock from RAM Trading, Ltd. for $5,330,948 in cash, and issuance of 300,000 shares of our common stock issued as compensation for related legal and consulting services.

(F) To record the issuance 2,808,824 shares of our common stock upon conversion of all of the outstanding Series C Preferred Stock, and accrued dividends of $165,625, at a conversion price of $1.70 per share, net of deferred expenses of $712,910.

                      ENDEAVOUR INTERNATIONAL CORPORATION

                (FORMERLY CONTINENTAL SOUTHERN RESOURCES, INC.)

                     NOTES TO UNAUDITED PRO FORMA CONDENSED

                              COMBINING STATEMENTS

(G) To record the Company's exercise of its call option to buy back the Knox Miss limited partnership interest from RAM Trading Ltd. and issuance of 835,000 shares of common stock in full payment of the option.

(H) To record the preliminary allocation of the purchase price of the Merger, including estimated merger costs to property and goodwill. The following is a calculation and allocation of the purchase price to the acquired assets and liabilities based on their relative fair values.

Calculation of Purchase Price:
  Shares of common stock to be issued.............              12,500,000
  Common stock price of the Offering..............        $           2.00
                                                          ----------------
  Fair value of stock issued......................              25,000,000
  Add: Estimated merger cost......................                 525,000
                                                          ----------------
  Purchase price                                          $     25,525,000
                                                          ================

Allocation of Purchase Price:
  Equity..........................................        $     24,100,000
  Working Capital.................................              (1,570,745)
  Intangible assets...............................               8,925,000
  Goodwill........................................              16,745,745

     The purchase price allocation is subject to change in the fair value of the acquired's working capital on the effective date and the actual merger costs incurred. These items will not be known until the effective date of the merger. Management does not believe the final purchase price allocation will differ materially from the preliminary purchase price allocation.

(I) To reverse the revenues and expenses of BWP Gas LLC and the other non-core assets sold.

(J) To reverse the historical interest expense of the convertible notes that were retired or converted.

(K) To reverse the historical preferred stock dividends of the Series A, Series B and Series C preferred stock that were converted to common or surrendered as payment for BWP Gas LLC and other non-core assets.

(L) To adjust the historical amortization of the intangible asset of NSNV to the amortization of the fair value of the intangible asset recorded in the purchase price allocation over its useful life of 10 years.

(M) To reverse the prepaid legal fees related to the Merger incurred in 2003 by CSOR.

(N)  To reverse the expenses of Knox Miss-Partners, L.P.